UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 12, 2008

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2008, the Compensation Committee of the Board of Directors of Mac-Gray Corporation (the “Company”), consisting solely of independent directors (the “Committee”), approved adjusted target award amounts for participants in the Company’s Long-Term Incentive Plan (the “LTIP”) for the 2008 fiscal year, such plan being previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 24, 2008 and incorporated herein by reference.  On June 12, 2008, the Committee also approved target bonus awards that will be used to determine the amount of potential cash awards under the Company’s Senior Executive Incentive Plan (the “EIP”) for the 2008 fiscal year, such plan being previously filed as Exhibit 10.4 to the Company’s Form 8-K filed on January 24, 2008 and incorporated herein by reference.

Based in part on a report of an independent compensation consultant, the Committee approved 2008 target awards under the EIP.  The Chief Executive Officer and the three other named executive officers participating in the EIP are eligible for cash awards equal to the following maximum percentages of their base salary under the EIP.

Stewart G. MacDonald, Jr., Chairman and CEO	70%
Michael J. Shea, Executive Vice President, Chief Financial Officer and Treasurer	60%
Neil F. MacLellan, III, Executive Vice President, Sales	60%
Robert J. Tuttle, Executive Vice President, Technology and Information Systems	60%

Based in part on a report of an independent compensation consultant and the Company’s April 2008 acquisition of Automatic Laundry Company Ltd., the Committee adjusted the fiscal year 2008 target awards made under the LTIP to the Chief Executive Officer and the three other named executive officers participating in the LTIP.  Such officers are eligible for equity awards equal to the following maximum percentages of their base salary under the LTIP (the prior percentages are shown in parentheses):

Stewart G. MacDonald, Jr., Chairman and CEO	154%	(100)%
Michael J. Shea, Executive Vice President, Chief Financial Officer and Treasurer	106%	(60)%
Neil F. MacLellan, III, Executive Vice President, Sales	71%	(60)%
Robert J. Tuttle, Executive Vice President, Technology and Information Systems	62%	(60)%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: June 18, 2008	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President, Chief Financial Officer and Treasurer